UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 27, 2022

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On April 27, 2022, we held the annual meeting of shareholders of Calavo Growers, Inc. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1)The shareholders voted and elected the following 10 directors, each to serve for a term of one year Shareholders were entitled to cumulate their votes for directors. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Farha Aslam	12,074,189	403,461	1,398,137
Marc L.Brown	11,694,756	1,074,604	1,398,137
Michael A. DiGregorio	12,135,841	305,379	1,398,137
Adriana Mendizabal	12,262,166	179,054	1,398,137
James D. Helin	11,913,278	556,082	1,398,137
Steven Hollister	11,924,430	544,930	1,398,137
Kathleen M. Holmgren	12,185,712	255,508	1,398,137
John M. Hunt	10,971,350	1,807,370	1,398,137
J. Link Leavens	14,354,524	980,866	1,398,137
Donald M. Sanders	12,107,994	540,236	1,398,137

(2)The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2022. Votes cast were as follows:

For	14,176,394
Against	41,999
Abstain	6,915

(3)The shareholders voted on an advisory basis and approved the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2022 proxy statement. Votes cast were as follows:

For	12,273,269
Against	502,618
Abstain	51,286
Broker Non-Votes	1,398,137

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 29, 2022

	By:	/s/ Brian Kocher
Brian Kocher
President and Chief Executive Officer
(Principal Executive Officer)

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